FORM OF INVESTMENT MANAGEMENT SERVICES AGREEMENT

         This Agreement dated as of ________2003, is by and between Advisory Hedged Opportunity Fund, a Delaware statutory trust, (the "Trust"), and American Express Financial Corporation, a Delaware corporation ("AEFC").

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

         (1) The Trust hereby retains AEFC, and AEFC hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Trust continuously with investment advice; to determine, consistent with the Trust's investment objectives and policies, which securities in AEFC's discretion shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Trust all necessary research and statistical data in connection therewith; to furnish all other services of whatever nature required in connection with the management of the Trust as provided under this Agreement; and to pay such expenses as may be provided for in Part Three; subject always to the direction and control of the Board of Trustees (the "Board") and the authorized officers of the Trust. AEFC agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. AEFC agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing AEFC's performance under this Agreement.

         (2) AEFC agrees that the investment advice and investment decisions will be in accordance with the investment objectives and policies and limitations of the Trust as disclosed to AEFC from time to time by the Trust and as set forth in its prospectus and registration statement filed with the United States Securities and Exchange Commission (the "SEC").

         (3) AEFC agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Trust.

         (4) The Trust agrees that it will furnish to AEFC any information that the latter may reasonably request with respect to the services performed or to be performed by AEFC under this Agreement.

         (5) AEFC is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Trust and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the Board of appropriate policies and procedures, and subject to termination at any time by the Board, AEFC may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if AEFC determines in good faith that such amount of commission was reasonable in relation to
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the value of the  brokerage  and  research  services  provided by such broker or dealer, viewed in terms of either that particular transaction or AEFC's overall responsibilities with respect to the Trust and other funds for which it acts as investment adviser.

         (6) It is understood and agreed that in furnishing the Trust with the services as herein provided, neither AEFC, nor any officer, director or agent thereof shall be held liable to the Trust or its creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that AEFC may rely upon information furnished to it reasonably believed to be accurate and reliable.

Part Two:  COMPENSATION TO INVESTMENT MANAGER

         (1) The Trust agrees to pay to AEFC, and AEFC covenants and agrees to accept from the Trust in full payment for the services furnished, a fee composed of an asset charge of 1.25% of the net assets of the Trust at each month end, including assets attributable to AEFC and before giving effect to any repurchases of shares by the Trust.

          (a) The fee for each month shall be computed based on the net assets as of the close of business on the last business day of each month. In the case of the suspension of the computation of net asset value, the fee for each month during such suspension shall be computed on the basis of the value of the net assets of the Trust as last determined. If the Trust determines the value of its portfolio more than once in any month, then the last such determination there of in that month shall be deemed to be the sole determination thereof in that month for purposes of this paragraph. The value of the net assets of the Trust shall be determined pursuant to the applicable provisions of the Trust's Declaration of Trust, valuation procedures and registration statement, each as amended from time to time. As used herein "net assets" as of the close of a business day shall include all transactions in shares of the Trust recorded on the books of the Trust for that day.

         (2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.


         (3) The fee provided for hereunder shall be paid in cash by the Trust to AEFC within five business days after the last day of each month.

Part Three:  ALLOCATION OF EXPENSES

         (1) The Trust agrees to pay:
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              (a)          Fees payable to AEFC for its services under the terms
                           of this Agreement.

              (b)          Taxes.

              (c) Brokerage commissions and charges in connection with the purchase and sale of assets.

              (d)          Custodian fees and charges.

              (e) Fees and charges of its independent certified public accountants for service the Trust requests.

              (f) Premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

              (g) Fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Trust, its trustees and officers, (ii) it employs in conjunction with a claim asserted by the Board against AEFC, except that AEFC shall reimburse the Trust for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or AEFC agrees, that it is liable in whole or in part to the Trust, and (iii) it employs to assert a claim against a third party.

              (h) Fees paid for the qualification and registration for public sale of the securities of the Trust under the laws of the United States and of the several states in which such securities shall be offered for sale.

              (i)          Fees of consultants employed by the Trust.

              (j) Trustees, officers and employees expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for trustees, officers and employees, trustees and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the trustees, officers and employees, except the Trust will not pay any fees or expenses of any person who is an officer or employee of AEFC or its affiliates.

              (k) Filing fees and charges incurred by the Trust in connection with filing any amendment to its Certificate of Trust, or incurred in filing any other document with the State of Delaware.

              (l)          Organizational expenses of the Trust.

              (m) Expenses incurred in connection with lending portfolio securities of the Trust.

              (n) Expenses properly payable by the Trust, approved by the Board.

         (2) AEFC agrees to pay all expenses associated with the services it provides under the terms of this Agreement.

Part Four: MISCELLANEOUS
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         (1) AEFC shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Trust.

         (2) A "business day" shall be as defined in the By-laws of the Trust.

         (3) The Trust recognizes that AEFC now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Trust and that AEFC manages its own investments and/or those of its subsidiaries. AEFC shall be free to render such investment advice and other services and the Trust hereby consents thereto.

         (4) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that Trustees, officers, agents and/or shareholders of the Trust are or may be interested in AEFC or any successor or assignee thereof, as Trustees, officers, stockholders or otherwise; that directors, officers, stockholders or agents of AEFC are or may be interested in the Trust as trustees, officers, shareholders, or otherwise; or that AEFC or any successor or assignee, is or may be interested in the Trust as shareholder or otherwise, provided, however, that neither AEFC, nor any officer, director or employee thereof or of the Trust, shall sell to or buy from the Trust any property or security other than shares issued by the Trust, except in accordance with applicable regulations or orders of the SEC.

         (5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

         (6) AEFC agrees that no officer, director or employee of AEFC will deal for or on behalf of the Trust with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

          (a) Officers, directors or employees of AEFC from having a financial interest in the Trust or in AEFC.

          (b) The purchase of securities for the Trust, or the sale of securities owned by the Trust, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of AEFC, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.
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          (c)  Transactions with the Trust by a broker-dealer  affiliate of AEFC as may be allowed by rule or order of the SEC and if made pursuant to procedures adopted by the Board.

         (7) AEFC agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of AEFC under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Trust) or other assets by or for the Trust.

         (8) The Agreement shall be governed by the laws of the State of Minnesota, without giving effect to the conflicts of laws principles thereof, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

Part Five: RENEWAL AND TERMINATION

         (1) This Agreement shall continue in effect until _________, 2005 or until a new agreement is approved by a vote of the majority of the outstanding shares of the Trust and by vote of the Trust's Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding shares of the Trust and (b) by the vote of a majority of the trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the 1940 Act.

         (2) This Agreement may be terminated by either the Trust or AEFC at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the Trust. The vote of the majority of the outstanding voting shares of the Trust for the purpose of this Part Five shall be the vote at a shareholders' regular meeting, or a special meeting duly called for the purpose, of 67% or more of the Trust's shares present at such meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy, or more than 50% of the outstanding voting shares of the Trust, whichever is less.

         (3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.
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IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.




ADVISORY HEDGED OPPORTUNITY FUND


By ______________________




AMERICAN EXPRESS FINANCIAL CORPORATION


By ______________________